                                                                  EXHIBIT 4.5




                             SHAREHOLDER'S AGREEMENT

        This Shareholder's Agreement, dated as of December 30, 1999, is by and among Solutions America, Inc., a Delaware corporation (the "Company") and Marc Overman (the "Shareholder").

        Pursuant to a Stock Purchase Agreement, dated December 30, 1999, (the "Purchase Agreement"), the Shareholder, who was formerly the owner of all of the outstanding shares of the capital stock of Sentinel Software, Inc., a Virginia corporation ("Sentinel"), received 79,491 shares of the Common Stock, par value $ .0001 per share, of the Company (along with any shares of capital stock of Company hereinafter acquired by the Shareholder, the "Shares") and Sentinel became a wholly-owned subsidiary of the Company.

        The Shareholder and the Company desire by this Agreement to provide for the participation of the Shareholder in the management of the Company and for continuity in the ownership of the capital stock of the Company.

        In consideration of the premises and of the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

1. REPRESENTATION OF SHAREHOLDER ON PAYCOM's BOARD OF DIRECTORS. So long as the Shareholder is employed by company pursuant to the Terms of the Employment Agreement dated 12/30/99 or any future Employment Agreement, the Company shall cause the Shareholder to be elected to, and to remain a member of, the Board of Directors of Paycom Billing Service, Inc., a wholly owned subsidiary of Company.

2. TRANSFER OF SHARES.

        2.1 Except as hereinafter provided, the Shareholder shall not, during the term of this Agreement, sell, assign, transfer, convey or otherwise dispose of (hereinafter referred to as "dispose of" or as a "disposition"), or mortgage, pledge, grant a security interest in or otherwise encumber

(hereinafter referred to as "encumber" or as an "encumbrance"), all or any of the Shares now owned or hereafter acquired by the Shareholder.

        2.2 If the Shareholder wishes to dispose of any or all of his Shares pursuant to a bona fide offer therefor from a third party who is not a Permitted Transferee or such Shares are subject to an involuntary disposition to a third party who is not a Permitted Transferee (such bona fide offer or the terms of the involuntary disposition are hereinafter referred to as the "Purchase Offer"), the Shareholder shall resign (or may be removed by Company) from all offices, if any, in the Company then held by the Shareholder; the Shareholder, if a member of the Board of Directors of the Company, shall resign (or may be removed by Company) from the Board of Directors of the Company, and the Shareholder shall give notice (the "Offer Notice") to the Company stating that the Shareholder has received the Purchase Offer, the number of Shares to be subject to the Purchase Offer, the terms thereof (the "Purchase Offer Terms") and the identity of the third party who made the Purchase Offer.

        2.3 The Company shall, during the thirty (30) day period immediately following the Offer Notice (the "Acceptance Period") have the irrevocable and exclusive right to purchase, on the Purchase Offer Terms (excluding any terms providing for unique consideration, i.e., consideration other than monetary consideration), all, but not fewer than all, of the Offered Securities. If the Company shall elect to purchase the Offered Securities, it shall, during the Acceptance Period, give notice of such acceptance (the "Acceptance Notice") to the Shareholder.

        2.4 The Acceptance Notice shall specify a date, which shall be not more than sixty (60), and not fewer than thirty (30), days following the end of the Acceptance Period on which the closing of the Company's purchase of the Offered Securities shall occur. The closing of such purchase shall be at the offices of the Company on the date specified in the Acceptance Notice, at which time all instruments and documents representing the Offered Securities shall be delivered to the Company duly endorsed for transfer or accompanied by duly executed stock powers, transferring the Shares to the Company free and clear of all liens, claims, encumbrances and adverse interests, together with evidence satisfactory to the Company that all applicable transfer taxes have been paid; and the

Company shall pay to the Shareholder the purchase price of the Offered Securities, in accordance with the Purchase Offer Terms.

        2.5 If the Company does not elect to purchase all of the Offered Securities, the Shareholder may then, not less than thirty (30), and not more than sixty (60), days following the date of the Offer Notice, sell all, but not fewer than all, of the Offered Securities to the third party who made the Purchase Offer on the Purchase Offer Terms and such third party shall receive the Offered Securities free and clear of all of the restrictions contained in this Agreement. If the Shareholder does not sell the Offered Securities to the third party who made the Purchase Offer on the Purchase Offer Terms within the period referred to in the immediately preceding sentence, the Offered Securities shall not be disposed of and, shall remain subject to the terms of this Agreement as if no Offer Notice had been given.

        2.6 If the Shareholder encumbers any or all of such Shareholder's Shares or any interest therein (the "Encumbered Securities"), or if such Shares or interest become encumbered involuntarily, such encumbrance shall not in itself constitute a disposition of the Encumbered Securities under this Section 2; but the person or the corporation, partnership, trust or other entity, other than a Permitted Transferee, to which such encumbrance is granted or which obtains such encumbrance (the "Pledgee") shall hold the Encumbered Securities subject in all respects to the restrictions contained in this Section 2; provided, however, that any foreclosure, disposition or encumbrance, voluntary or involuntary, by the Pledgee other than to the Shareholder shall be deemed to be a disposition of the Encumbered Securities for the purpose of this Section 2 and the Pledgee shall be required to comply in full with the provisions of this Section 2 as if it were the Shareholder thereunder prior to such disposition even if such disposition is a foreclosure under which the Encumbered Securities are assigned to the Pledgee; and provided further that the instrument establishing any such voluntary encumbrance shall expressly provide that the Pledgee consents to and agrees to comply with the provisions of this Section 2.

        2.7 The Shareholder may dispose of his Shares to a Permitted Transferee as provided in this Section 2.7. A "Permitted Transferee" is (i) a parent, spouse or direct lineal descendant

(including, without limitation, an adopted descendant) of the Shareholder or
(ii) a trust of which the Shareholder or one or more of his parents, spouse or direct lineal descendants, or any combination thereof, is the sole beneficiary or (iii) any other person or entity to which Company agrees, or (iv) the legal representatives, trustee or estate of the Shareholder in the event of the death of the Shareholder. For purposes of this Agreement, all Shares held by a Permitted Transferee shall be treated as if still owned by the Shareholder who transferred them to such Permitted Transferee. All such Shares shall be subject to the same restrictions and options as exist in the hands of such Shareholder; any notice given to or by such Shareholder under this Agreement shall be deemed effective notice to or by his Permitted Transferee; and all actions hereunder taken or omitted by such Shareholder shall be binding upon his Permitted Transferee. Any Shares transferred to a Permitted Transferee may be retransferred to the transferor Shareholder without compliance with this Section 2, but in such event such Shares shall remain subject to the restrictions of this Agreement. Before any transfer of Shares shall be made to any Permitted Transferee, such Permitted Transferee shall execute an appropriate instrument confirming that such Permitted Transferee holds such Shares subject to the provisions of this Agreement.

        2.8 The certificates representing all of the issued and outstanding Shares shall be imprinted with the following legend:

                      "The securities represented by this certificate are issued, accepted and held subject to the terms of a Shareholder's Agreement dated as of December 30, 1999, by and among the issuer and the Shareholder. A copy of such Shareholder's Agreement has been duly filed with the issuer and neither this certificate nor the securities represented hereby is subject to sale, assignment, transfer, mortgage, pledge, hypothecation or other disposition except as provided in such Shareholder's Agreement and to which Shareholder's Agreement the holder hereof, by its acceptance hereof, agrees.

        2.9 The Company shall not issue any certificates representing Shares upon the transfer of such Shares or register such transfer unless and until it has received evidence satisfactory to it that such transfer was made in compliance with the provisions of this Section 2.

        2.10 If any Shareholder or group of shareholders (the "Controlling Shareholders") owning at least fifty percent of the issued and outstanding shares of the Company's capital stock desire to sell or otherwise transfer all of their shares to any person in a bona fide, arm's length sale or in a public offering or pursuant to a merger or consolidation of the Company, at the same time and for consideration consisting solely of cash or marketable equity securities of a public company, or a combination thereof, then the Company shall cause the Controlling Shareholders to afford the Shareholder the opportunity to sell or transfer all of his Shares at the same price per share to the same transferee and otherwise on the same terms and conditions on which the Controlling Shareholders sell or transfer their Shares. Likewise, in any such event other than a public offering, the Shareholder and his Permitted Transferees shall, at the Company's request, vote his shares in favor of and sell or otherwise transfer all of his Shares to the same person in the same transaction or series of related transactions and on the same terms and conditions on which the Controlling Shareholders sell or transfer their shares; provided however, that the Shareholder shall have no obligation to do so if the person to whom the Controlling Shareholders request that the Shareholder sell or otherwise transfer his Shares is an affiliate of the Company or the Controlling Shareholders. The Controlling Shareholders are express, intended, third-party beneficiaries of this Section 2.10.

3. TERM. This Agreement shall commence on the date hereof and shall terminate on the earliest of: (i) the acquisition by any one person of all the shares of capital stock of the Company, (ii) the date on which the total number of holders of Company's capital stock exceeds thirty-five, (iii) the closing date of an initial public offering of the Company's shares pursuant to a registration statement filed pursuant to, and becoming effective under, the Securities Act of 1933, as amended, (iv) the closing date of any transaction referenced in Section
2.4 or 2.5 hereof, or (v) the merger or consolidation of the Company with or into, or the sale of substantially all of the assets of the Company to, any other entity in a transaction immediately following which the shareholders of the

Company, in the aggregate, including the Shareholder own less than a majority of the outstanding voting securities of such entity.

4. REPRESENTATIONS AND WARRANTIES. The Shareholder hereby represents and warrants to the Company that such Shareholder is the record and beneficial owner of the number of Shares set forth in the second paragraph of this Agreement; that such Shareholder has good and marketable title to such Shares free and clear of all liens, pledges, encumbrances, security interests and rights of others and that such Shareholder has not transferred or assigned any rights, including without limitation, the right to vote, appurtenant thereto.

5. BOOKS AND RECORDS. The Company shall prepare and deliver to the Shareholder, not later than 120 calendar days following each fiscal year of the Company that ends during the term hereof, an audited consolidated and consolidating balance sheet of the Company as of the last day of such fiscal year and a statement of the operations of the Company for the fiscal year then ended and shall provide to the Shareholder during the term of this Agreement reasonable access for proper corporate purposes to all of the books and records of the Company at any time and from time to time during normal business hours.

6. NO PARTNERSHIP. Nothing in this Agreement shall be construed or inferred to imply, nor shall the Shareholder so represent or take any action from which such inference could be reasonably drawn, that Shareholder is a partner of, or a joint venturer or otherwise associated with, the Company or any other shareholder of the Company. No party to this Agreement shall have any duty to any other party other than the duties and obligations arising hereunder or by virtue of their relations as contemplated hereby. Any breach by any party of this provision shall considered a material breach hereof.

7. MISCELLANEOUS.

        7.1 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be personally delivered or sent by overnight package delivery service or by electronic mail (if receipt is confirmed by return electronic mail) or facsimile machine (if confirmed in writing within one day thereafter) or sent by registered or certified mail, addressed to the appropriate party at the following address:

               7.1.1  if to Shareholder, to him at:
                      205 B Keith Street
                      Warrentown, VA 20186
                      Facsimile No.: (540) 347-1028

               7.1.2  if to the Company, to it at:
                      4215 Glencoe Avenue, 1st Floor
                      Marina Del Rey, CA 90292
                      Attention: Chairman
                      Facsimile No.: (310) 827-1218


               7.1.3 Any party hereto may change the address to which any notice hereunder is to be sent to it by giving notice of such change of address as provided in this Section 7.1.

               7.1.4 All notices given hereunder shall be effective if personally delivered or sent by overnight package delivery service, by electronic mail or by facsimile machine on the date delivered or if sent by mail as provided above, on the fifth (5th) day after deposit in the mail.

        7.2 NO WAIVER, CUMULATIVE REMEDIES; AMENDMENTS. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No modification or waiver of any provision of this Agreement nor consent to any departure from the provisions hereof or thereof shall be effective unless the same shall be in writing from the party so modifying, waiving or consenting and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No notice to any party shall entitle such party to any other or further notice in other or similar circumstances unless expressly provided for herein. No course of dealing between or among any of the parties shall operate as a waiver of any of their respective rights under this Agreement.

        7.3 CAPTIONS. The captions of the various sections of this Agreement have been inserted only for the purposes of convenience, and shall not be deemed in any manner to modify, define, enlarge or restrict any of the provisions of this Agreement.

        7.4 SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and shall continue in full force and effect.

        7.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted herein or required hereby, their respective successors and assigns.

        7.6 PRONOUNS, PLURALS, NOMINEES. All pronouns and variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person, firm or corporation may require. Plurals of defined terms shall include the singular. References herein to any nominees, or other persons under the control of such person.

        7.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes the all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by all of the parties hereto.

        7.8 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

        7.9 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Delaware applicable to agreements made, and to be performed entirely within the State of Delaware without giving effect to the conflicts of laws principles thereof.

        7.10 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        7.11 INJUNCTIVE RELIEF. The Shareholder agrees that a violation of his covenants and obligations contained in this Agreement will cause irreparable injury to the Company and that the Company shall be entitled, in addition to any other rights and remedies it may have, at law or in equity, to an injunction enjoining and restraining the Shareholder from violating such covenant or obligation.

        7.12 NO THIRD PARTY BENEFICIARIES. Nothing contained herein shall be deemed to confer any rights on any person not a party to this Agreement other than the Controlling Shareholders pursuant to Section 2.10 and a Permitted Transferee pursuant to Section 3 hereof, it being understood and agreed that the provisions hereof are solely for the benefit of the parties hereto and their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first a above written.

                                            SHAREHOLDER:


                                            /s/ MARC OVERMAN
                                            ------------------------------------
                                            Marc Overman


                                            COMPANY:

                                            SOLUTIONS AMERICA, INC.

                                            By: /s/ FLOYD W. KEPHART
                                               ---------------------------------
                                                   Floyd W. Kephart, Chairman